EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-284153) and Form S-8 (No. 333-142906, No. 333-167688, No. 333-183436, No. 333-184956, No. 333-207114, No. 333-264212, No. 333-282092, and No. 333-290110) of TSS, Inc. of our report dated March 17, 2026, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Austin, Texas March 17, 2026